EXHIBIT 10.6

                           STOCK REPURCHASE AGREEMENT

     This Stock Repurchase Agreement (this "Agreement") is made and entered into as of the 16th day of February, 2007 between CET Services, Inc., a California corporation (the "Company"), and Steven H. Davis, and individual who resides at 7625 S. Yampa Street, Centennial, CO 80016 (the "Seller").

                              W I T N E S S E T H:

     WHEREAS, the Seller is the owner of 1,000,000 shares (the "Shares") of the issued and outstanding common stock of the Company, no par value per share (the "Common Stock");

     WHEREAS, the Company has entered into an Agreement and Plan of Merger dated as of February 16, 2007, by and among the Company, Interactive Acquisition Corporation, a Nevada corporation and wholly owned subsidiary of the Company, Zoi Interactive Technologies, Inc, and CET Services of Nevada, Inc., a Nevada Corporation, which provides for a merger (the "Merger") that, if effected, would result in the Company being engaged in a new line of business;

     WHEREAS, the Company owns certain real property as described in Attachment A hereto ("Property"), which, if the Merger is to become effective, the Company will no longer desire to own;

     WHEREAS, the Seller desires to purchase the Property in the event that the Merger will be effected in exchange for the Shares; and

     WHEREAS, the Seller wishes to sell and the Company wishes to purchase, the Shares immediately prior to the consummation of the Merger on the terms and subject to the conditions contained herein.

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     Section 1.  Purchase and Sale of Shares

     (a) On the terms and subject to the conditions of this Agreement, on the Closing Date (as defined below) the Company shall purchase from the Seller, and the Seller shall sell, transfer, assign, convey and deliver to the Company, all of the Shares in exchange for the transfer of the properties as set forth on Attachment A hereto. As set forth in Attachment A, the value of the properties is in excess of the value of the Shares, and that the difference will be paid to the Company in cash by Seller at the closing. It is further agreed that in the event that the Company sells any or all of the properties listed in Attachment A prior to the closing, the values assigned to such properties in Attachment A will thereafter represent an amount of cash to be paid to Seller at closing.

     (b) The properties described in Attachment A will be transferred to Seller by means of a quitclaim deed and such other documents as may be reasonable and necessary to effect the transfer.




     Section 2.  Purchase Price.

     The purchase price for the transaction is hereby agreed to be equal to $659,862.78, as more fully detailed on Attachment A hereto.

     Section 3.  Closing.

     The Closing (the "Closing") of the purchase and sale of the Shares shall take place at such place and on such date (the "Closing Date") as the closing date of the Merger. The Company shall give the Seller two (2) business days advance written notice of the Closing Date.

     Section 4.  Delivery and Transfer of the Shares.

     The transfer and sale of the Shares contemplated by this Agreement upon the Closing shall (A) in the case of Shares held of record and beneficially, be effectuated by the Seller delivering to the Company a certificate or certificates representing such Shares, duly endorsed for transfer or accompanied by appropriate stock powers duly executed, and any other documents necessary to transfer the Shares to the Company, and (B) in the case of Shares not represented by physical stock certificates, be effectuated by Seller delivering a letter of instruction (the "Instruction Letter") addressed to Seller's brokerage firm instructing such brokerage firm to cause the electronic delivery of the Shares held in street name through the Depository Trust Company ("DTC") (or another established clearing corporation performing similar functions) to an account designated in writing by the Company.

     Section 5.  Conditions to Closing.

     (a) Mutual Conditions. The obligations of the Seller and the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

          (i) No temporary restraining order, preliminary injunction or permanent injunction or other order or decree which prevents the consummation of the transactions contemplated by this Agreement shall have been issued and remain in effect, and no statute, rule or regulation shall have been enacted by any governmental entity which would prevent the consummation of the transactions contemplated by this Agreement.

          (ii) Any governmental or other approvals, reviews or consents of this Agreement and the transactions contemplated by this Agreement required including, but not limited to, under any applicable laws, statutes, regulations, orders, rules, policies or guidelines promulgated thereunder shall have been received or waived.

     (b) Conditions to Obligations of the Company. The obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

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          (i)  The representations and warranties of the Seller contained in
Section 6 hereof shall be true and correct in all material respects on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          (ii) The Merger shall be consummated immediately after the Closing of this Agreement.

     (c) Conditions to Obligations of the Seller. The obligations of the Seller to consummate the transactions contemplated by this Agreement are subject to the fulfillment or waiver on or before the Closing Date of the following conditions:

          (i)  The representations and warranties of the Company contained in
Section 7 hereof shall be true and correct on the Closing Date with the same force and effect as though such representations and warranties had been made on and as of the Closing Date.

          (ii) The Merger shall be consummated immediately after the Closing of this Agreement.

     Section 6.  Representations and Warranties of the Seller.

     The Seller represents and warrants to the Company as follows:

     (a) Good Title. As of the Closing, Seller shall have good title to, the right to possession of and the right to sell the Shares free and clear of any pledges, liens, charges, encumbrances, proxies, options, rights to purchase or other restrictions or potentially adverse claims of any kind or nature (collectively, "Adverse Claims"), and concurrent with the Closing of this Agreement, the Seller will transfer such Shares to the Company free and clear of any Adverse Claims.

     (b) Execution and Delivery. This Agreement has been duly executed and delivered by the Seller and constitutes the legal, valid and binding obligations of the Seller, enforceable in accordance with its terms, except
(i) as such enforceability may be limited by or subject to any bankruptcy, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity, and (ii) as rights to indemnity may be limited by US federal or state securities laws or by public policy.

     (c) Access to Information. The Seller acknowledges that it has had an opportunity to evaluate all information regarding the Company as it has deemed necessary or desirable in connection with the transactions contemplated by this Agreement, has independently evaluated the transactions contemplated by this Agreement and has reached its own decision to enter into this Agreement.



                                     3



     (d) No Representation or Warranty Regarding Property. Seller acknowledges that the Company has made no representation or warranty to Seller regarding the quality or condition of the Property, or the suitability of the Property for any intended use. Accordingly, Seller represents and warrants that Seller is relying upon Seller's own review of the Property in deciding to buy the Property.

     Section 7.  Representations and Warranties of the Company.

     The Company hereby represents and warrants to the Seller as follows:

     (a) Corporate Organization; Requisite Authority to Conduct Business. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby; and this Agreement has been duly authorized and approved by its Board of Directors and no further action on the part of the Company is necessary to authorize the execution and delivery by it of, and the performance of its obligations under, this Agreement. There are no corporate, contractual, statutory or other restrictions of any kind upon the power and authority of the Company to execute and deliver this Agreement and to consummate the transactions contemplated hereunder and no action, waiver or consent by any governmental entity is necessary to make this Agreement a valid instrument binding upon the Company in accordance with its terms.

     (b) Execution and Delivery. This Agreement has been duly executed and delivered by the Company and constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except
(i) as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, (ii) as such obligations are subject to general principles of equity, and (iii) as rights to indemnity may be limited by US federal or state securities laws or by public policy.

     (c) No Violation; Absence of Defaults. The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby does not and will not violate the Company's certificate of incorporation or by-laws.

     (d)  Intentionally Omitted.

     (e) Solvency Following Closing. Immediately following and after giving effect to the Closing, the fair market value of the Company's assets will exceed its liabilities and the Company anticipates following due consideration of its financial position that its remaining cash will enable it to pay all of its liabilities and obligations which have arisen on or prior to the Closing as they become due and payable.





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     Section 8.  Indemnification.

     (a) Indemnification by the Company. Subject to the limits set forth in this Section 8, the Company agrees to indemnify, defend and hold the Seller harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and attorneys' fees) that Seller may incur or become subject to arising out of or due to any inaccuracy of any representation or the breach of any warranty or covenant of the Company contained in this Agreement. The Company will reimburse Seller for any legal or other expenses reasonably incurred by Seller in connection with investigating or defending any such loss, claim, liability, action or proceeding.

     (b) Indemnification by the Seller. Subject to the limits set forth in this Section 8, the Seller agrees to indemnify, defend and hold the Company, and its directors, officers, agents, partners, members, and their respective successors and assigns (collectively, the "Company Parties"), harmless from and against any and all loss, liability, damage, costs and expenses (including interest, penalties and attorneys' fees) that any of the Company Parties may incur or become subject to arising out of or due to any inaccuracy of any representation or the breach of any warranty or covenant of the Seller contained in this Agreement. The Seller will reimburse each of the Company Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

     (c) Survival. The representations, warranties and covenants of the Seller and the Company set forth in this Agreement shall survive the Closing Date until the first anniversary of the Closing Date.

     (d) Third Party Claims. In order for a party (the "indemnified party") to be entitled to any indemnification provided for under this Agreement in respect of, arising out of, or involving a claim or demand or written notice made by any third party against the indemnified party (a "Third Party Claim") after the date hereof, such indemnified party must notify the indemnifying party (the "indemnifying party") in writing of the Third Party Claim within 30 business days after receipt by such indemnified party of written notice of the Third Party Claim; provided that the failure of any indemnified party to give timely notice shall not affect his right of indemnification hereunder except to the extent the indemnifying party has actually been prejudiced or damaged thereby. If a Third Party Claim is made against an indemnified party, the indemnifying party shall be entitled, if it so chooses, to assume the defense thereof with counsel selected by the indemnifying party (which counsel shall be reasonably satisfactory to the indemnified party). If the indemnifying party assumes the defense of a Third Party Claim, the indemnified party will cooperate in all reasonable respects with the indemnifying party in connection with such defense, and shall have the right to participate in such defense with counsel selected by it; provided that the fees and disbursements of such counsel shall be at the expense of the indemnified party; and provided further that, if the defendants in any Third Party Claim include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that the interests of

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the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

     Except as otherwise provided herein, the indemnified party will not, except at its own cost and expense, settle or compromise any Third Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the indemnifying party, which consent will not be unreasonably withheld.

     Section 9.  Termination.

     (a) Termination by the Company. This Agreement may be terminated and canceled prior to the Closing Date by the Company: (i) if (A) any of the representations and warranties of the Seller contained in this Agreement shall prove to be inaccurate in any material respect or any covenant, obligation or condition to be performed or observed by the Seller under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement and (B) such inaccuracy or failure shall not have been cured or waived by the Company within five (5) business days after such inaccuracy or failure shall have first been discovered, (ii) if any permanent injunction or other order of a governmental entity having proper authority preventing consummation of the transactions contemplated by this Agreement shall have become final and non-appealable, or
(iii) so long as the Company is not in material breach of any representation, warranty, covenant or agreement, if the Closing has not occurred by May 31, 2007.

     (b) Termination by the Seller. This Agreement may be terminated and canceled prior to the Closing Date by the Seller: (i) if (A) any of the representations and warranties of the Company contained in this Agreement shall prove to be inaccurate in any material respect or any covenant, obligation or condition to be performed or observed by the Company under this Agreement has not been performed or observed in any material respect at or prior to the time specified in this Agreement and (B) such inaccuracy or failure shall not have been cured or waived by the Seller within five (5) business days after such inaccuracy or failure shall have first been discovered, (ii) if any permanent injunction or other order of a governmental entity having proper authority preventing consummation of the transactions contemplated by this Agreement shall have become final and non-appealable, or
(iii) so long as the Seller is not in material breach of any representation, warranty, covenant or agreement, if the Closing has not occurred by May 31, 2007.

     (c) The covenants provided by Seller in Section 10(c) below shall survive the termination of this Agreement.



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     Section 10.  Covenants.

     (a) Transfer of Shares. From the date hereof until the earlier of the Closing Date or the termination pursuant to Section 9 (the "Termination Date"), the Seller hereby agrees that it shall not, directly or indirectly, sell, assign, transfer, encumber, pledge or otherwise dispose of, or enter into any contract, option or other agreement, arrangement or understanding with respect to the direct or indirect sale, assignment, transfer, encumbrance, pledge or other disposition of, any of the Shares. The Seller hereby agrees it shall not seek or solicit any sale, assignment transfer, encumbrance, pledge or other disposition of the Shares.

     (b) The Company makes no representation or warranty regarding the condition of the Property, its past use, or its suitability for Seller's intended use.

          (i) Without limiting the generality of the foregoing, Seller hereby acknowledges and agrees that it is purchasing the Property in its present "as-is, where is, with all faults," conditions and with all defects. Neither the Company nor any employee or agent of the Company has made or will make, either expressly or impliedly, any representations, guaranties, promises, statements, assurances or warranties of any kind concerning any of the following matters (collectively referred to herein as the "Property Conditions"): (i) the suitability or condition of the Property for any purpose or its fitness for any particular use, (ii) the profitability and/or feasibility of owning, developing, operating and/or improving the Property,
(iii) the physical condition of the Property, including, without limitation, the current or former presence or absence of environmental hazards or hazardous materials, asbestos, radon gas, underground storage tanks, electromagnetic fields, or other substances or conditions which may affect the Property or its current or future uses, habitability, value or desirability, (iv) the rentals, income, costs or expenses thereof, (v) the net or gross acreage, usable or unusable, contained therein, (vi) the zoning of the Property, (vii) the condition of title, (viii) the compliance by the Property with applicable zoning or building laws, codes or ordinances, or other laws, rules and regulations, including, without limitation, environmental and similar laws governing or relating to environmental hazards or hazardous materials, asbestos, radon gas, underground storage tanks, electromagnetic fields, or other substances or conditions which may affect the Property or its current or future uses, habitability, value or desirability, (ix) water or utility availability or use restrictions, (x) geologic/seismic conditions, soil and terrain stability, or drainage, (xi) sewer, septic, and well systems and components, (xii) other neighborhood or Property conditions, including, schools, proximity and adequacy of law enforcement and fire protection, crime statistics, noise or odor from any sources, landfills, proposed future developments, or other conditions or influences which may be significant to certain cultures or religions, or
(xiii) any other past, present or future matter relating to the Property which may affect the Property or its current or future use, habitability, value or desirability;

          (ii) Seller acknowledges that as of the Closing, it has been given the full opportunity to inspect and investigate such Property Conditions to its own satisfaction. Seller represents to the Company that it is relying solely upon such inspection and investigation in connection with its purchase of the Property and not upon any express or implied representations, guaranties, promises, statements, assurances or warranties of the Company or any of the Company's employees or agents as to such Property Conditions. Seller also understands and agrees that it is purchasing the Property without any obligation on the part of the Company to make any repairs, changes or alterations with respect to the Property or any of the Property Conditions; and

          (iii) By initialing below, Seller, for itself and its agents, affiliates, successors and assigns, hereby waives, releases and forever discharges the Company, its agents, affiliates, successors and assigns from any and all rights, claims and demands at law or in equity, whether known or unknown at the time of this Agreement or at Closing, which Seller has or may have in the future, arising out of the physical, environmental or economic condition or suitability of the Property.

     Seller _________

     (c) Lock-up. If the sale of Shares contemplated by this Agreement is not consummated prior to the consummation of the Merger, Seller shall not offer, sell, make any short sale of, loan, encumber, grant any option for the purchase of, or otherwise dispose of (the "Resale Restrictions"), any securities of the Company beneficially owned or otherwise held by Seller as of the date of this Agreement or hereafter acquired by Seller before the closing of the Merger for the period beginning on the closing of the Merger and ending on the one (1) year anniversary of the closing of the Merger. To enforce the covenants of this Section 10(c), Seller agrees and consents to the entry of stop transfer instructions with the transfer agent for the Company's common stock against any transfer of shares of the Company's common stock by Seller in contravention of the Resale Restrictions.

     Section 11.  Miscellaneous.

     (a) Expenses. Each party shall pay its own costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby.

     (b) Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or by facsimile transmission, in either case with receipt acknowledged, or five days after being sent by registered or certified mail, return receipt requested, postage prepaid, or one day after being sent by nationally-recognized overnight carrier:

          (i)  If to the Company to:

                    CET Services, Inc.
                    12503 E. Euclid Dr., #30
                    Centennial, CO 80111
                    Attention: Dale Bleck

          with a copy to:

                    Krys Boyle, P.C.
                    600 17th Street, Suite 2700 South
                    Denver, CO 80202
                    Attention: James P. Beck, Esq.

          (ii)  If to the Seller, to:

                    Steven H. Davis
                    7625 S. Yampa Street
                    Centennial, CO 80016

or to such other address as any party shall have specified by notice in writing to the other in compliance with this Section 10.

     (c) Entire Agreement. This Agreement, including Attachment A hereto, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements, representations and understandings among the parties hereto.

     (d) Binding Effect, Benefits, Assignments. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns; nothing in this Agreement, expressed or implied, is intended to confer on any other person, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement. This Agreement may not be assigned without the prior written consent of the other parties hereto.

     (e) Applicable Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with the laws of the State of Colorado, without regard to principles of conflicts of law.

     (f) Headings. The headings and captions in this Agreement are included for purposes of convenience only and shall not affect the construction or interpretation of any of its provisions.

     (g) Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (h) Further Assurances. At, and from time to time after the date hereof, at the request and expense of the Company but without further consideration, Seller will execute and deliver such other instruments of conveyance, assignment, transfer, and delivery and take such other action as the Company reasonably may request in order more effectively to convey, transfer, assign and deliver to the Company, and to place the Company in possession and control of the Shares.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year hereinabove first set forth.

                                   THE COMPANY:

                                   CET SERVICES, INC.


                                   By: /s/ Dale W. Bleck
                                      Name:  Dale W. Bleck
                                      Title:  Chief Financial Officer

                                   SELLER:


                                   /s/ Steven H. Davis
                                   Steven H. Davis

                                 ATTACHMENT A

Property Description                                Agreed Valuation
--------------------                                ----------------

The property referred to as Site 4
(Lot 2, Block 1, of Tract A and Tract B,
Harris Park Site IV Subdivision, comprising
approximately30,210 square feet,
at 7305 Lowell Blvd.,Westminster, CO 80030 )*          $256,000.00

The property referred to as Site 5
(The North 75 feet of Lots 23 and 24 and
the East 1/3 of Lot 18, Mahin's Resubdivision,
at 7215 Meade St., Westminster, CO 80030)              $262,724.12

Unit 7397-D Lowell Blvd, Westminster, CO 80030
Townhome (Harris Park Townhomes)                       $141,138.64
                                                       -----------

                       Total                           $659,862.76
_________________

* This property is currently subject to a mortgage loan in the amount of $126,000. It is agreed that the loan shall be repaid by the Company prior to the closing. The value assigned gives effect to the repayment of the mortgage loan.

Valuation of Shares

The value of the 1,000,000 shares of Company common stock to be transferred in exchange for the properties is agreed to be $606,192.04. Seller shall pay the Company $53,670.72 by certified or cashiers check at the Closing.